EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:          Debbie Nalchajian-Cohen                                                                  (559) 222-1322

CENTRAL VALLEY COMMUNITY BANK

EXPANDS TO  KERMAN

Expansion Part of Bank’s Long-Term Growth Strategy

CLOVIS, CALIFORNIA, October 8, 2002…Daniel J. Doyle, President and Chief Executive Officer of Central Valley Community Bank and Central Valley Community Bancorp (OTC Bulletin Board: CVCY), is pleased to announce the opening of Central Valley Community Bank’s first Kerman location. The new Kerman office will be led by Scott Eastom, Vice President and Branch Manager and will provide a full range of personal and business financial products and services.

                Due to an increasing local demand for service, the Central Valley Community Bank Kerman office will open on October 15, 2002 in a temporary mobile facility located at 15208 W. Whitesbridge, just West of Madera Avenue. The construction of the Bank’s permanent office at the same location is due for completion in early December 2002.  The mobile office will be staffed with six full-time banking professionals all from the Kerman area and will offer the following banking hours: Monday — Thursday, 9:00 a.m. — 5:00 p.m.; and Friday, 9:00 a.m. — 6:00 p.m. The phone number of the new office is (559) 842-2265.

The Bank’s decision to expand into Kerman was based upon a desire to serve a growing customer base from the region due in part by recent acquisition of the town’s only “community bank” by a large banking organization.  Central Valley Community Bank is commencing operations in its new Kerman office with a well-known team of local banking professionals.  The move to Kerman, along with the April 2002 expansion into the Sacramento area are both part of the Bank’s long term growth strategy to provide banking services throughout the Central Valley.

 “As a Valley based community bank, we believe that serving the financial needs of Kerman and its surrounding area is a great opportunity for the community and our Bank,” stated Dan Doyle, President and CEO of Central Valley Community Bank and Central Valley Community Bancorp.

“Our desire to grow throughout the Central Valley is a long term strategy that when applied, must include the opportunity for a growing customer base and qualified banking professionals that know the region and local economy.  Beginning in 2002, we have added not only qualified banking professionals to our team from the Kerman area, but we have also been serving the financial needs of many Kerman residents and businesses who have chosen to drive into Fresno and Clovis to do business with a local community bank.  Adding our new site offers our Kerman customers and the community even more banking convenience,” continued Doyle.

 Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 under the name Clovis Community Bank, and is the sole subsidiary of Central Valley Community Bancorp, which trades over-the-counter under the symbol CVCY.OB.  The Bank operates seven full-service offices in Clovis, Fresno, Prather, Kerman, and Sacramento.  Real Estate Lending and SBA Lending Departments are located in Clovis, with an Agribusiness Lending Department located in Fresno.  Investment services, provided by Investment Centers of America are housed at the Bank’s Main office in Clovis and the River Park office in Fresno.  Members of Central Valley Community Bancorp and the Bank’s Boards of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.  Additional information about Central Valley Community Bank can be found at www.cvcb.com.

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Forward-looking Statements — Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2001.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.